EXHIBIT 99.1

FOR IMMEDIATE RELEASE

RadNet Reports Fourth Quarter and Full Year 2015 Results and Releases 2016 Financial Guidance

•	For the fourth quarter, RadNet reports Total Net Revenue (“Revenue”) of $215.7 million and Adjusted EBITDA(1)of $32.6 million, increases of 16.3% and 1.9%, respectively, over the prior year’s fourth quarter

•	Integration expenses related to recently acquired Diagnostic Imaging Group and New York Radiology Partners and costs resulting from the migration to a new billing system negatively impacted EBITDA(1) in the quarter by an estimated $4.0 million.

•	Net Income Attributable to RadNet, Inc. Common Stockholders (“Net Income”) for the fourth quarter was $881,000 (or $0.02 per diluted share), compared to Net Income of $4.2 million (or $0.10 per share) in the fourth quarter of 2014

•	For the seventh consecutive quarter, same center procedural volumes increased

•	For full year 2015, RadNet reports Revenue of $809.6 million and Adjusted EBITDA([1])of $121.7 million; Revenue increased 12.8% and Adjusted EBITDA(1) decreased 3.8% from 2014

•	For full year 2015, Net Income was $7.7 million (or $0.17 per share), compared with Net Income of $1.4 million (or $0.03 per share) in 2014

•	RadNet announces 2016 guidance ranges, anticipating increases in Revenue and Adjusted EBITDA(1); Guidance reflects certain revenue and cost savings initiatives expected to provide $7-10 million in contribution

LOS ANGELES, California, March 14, 2016 – RadNet, Inc. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective, fixed-site outpatient diagnostic imaging services through a network of 300 owned and/or operated outpatient imaging centers, today reported financial results for its fourth quarter and full year ended December 31, 2015.

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Financial Results

Fourth Quarter Report:

For the fourth quarter of 2015, RadNet reported Revenue of $215.7 million, Adjusted EBITDA(1) of $32.6 million and Net Income of $881,000. Revenue increased $30.2 million (or 16.3%), Adjusted EBITDA(1) increased $608,000 (or 1.9%) and Net Income decreased $3.3 million over the fourth quarter of 2014.

Net Income for the fourth quarter was $0.02 per diluted share, compared to a Net Income of $0.10 per diluted share in the fourth quarter of 2014. These per share values are based upon a weighted average number of diluted shares outstanding of 46.5 million in the fourth quarter of 2015 and 44.2 million of diluted shares outstanding in the fourth quarter of 2014.

Affecting Net Income in the fourth quarter of 2015 were certain non-cash expenses and non-recurring items including: $1.2 million of non-cash employee stock compensation expense resulting from the vesting of certain options and restricted stock; $1.1 million legal settlement related to an unusual medical malpractice case; $448,000 of severance paid in connection with headcount reductions related to cost savings initiatives; $92,000 loss on the disposal of certain capital equipment; $611,000 gain on the sale of imaging centers; and $1.4 million of amortization of deferred financing fees and discount on issuance of debt related to our existing credit facilities.

For the fourth quarter of 2015, as compared with the prior year’s fourth quarter, MRI volume increased 14.2%, CT volume increased 12.0% and PET/CT volume increased 12.7%. Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 16.2% over the prior year’s fourth quarter. On a same-center basis, including only those centers which were part of RadNet for both the fourth quarters of 2015 and 2014, MRI volume increased 4.8%, CT volume increased 5.8% and PET/CT volume increased 3.3%. Overall same-center volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 3.0% over the prior year’s same quarter.

Dr. Howard Berger, President and Chief Executive Officer of RadNet, commented “We made a number of strides in the fourth quarter, many of which position us for improved performance during 2016. The most important one was related to integrating our recently acquired operations of Diagnostic Imaging Group and New York Radiology Partners. For acquisitions of this magnitude, it often takes two to three quarters of focused attention from all of our operational disciplines to right-size and optimize these businesses. Among other things, efforts include migrating billing and site-level clinical systems, evaluating, training and enhancing the capabilities of personnel, revamping marketing and branding strategies and migrating supply relationships and vendor contracts.”

Dr. Berger continued, “During the quarter, we also made a final push to complete the migration of certain information technology systems to common platforms. This included our eRAD clinical operating system and our billing platform. In regards to our billing systems, by the end of the second quarter of 2016, we will have completed the migration of our financial operations to a new billing software after changing course mid last year, which led us away from using an alternative provider.”

“While I’m happy to report that we completed much of this necessary heavy-lifting associated with these efforts, the integration of the acquired operations and the migration of our information technology systems negatively affected the profitability performance of our company during the quarter. During the quarter, we estimate a $4 million negative impact associated with the expenses related to the Diagnostic Imaging Group and NYRP integrations as well as the addition of an accounts receivable reserve associated with the collectability of certain patient accounts affected by the billing system migration. This combined impact was the primary reason for us falling short of our EBITDA expectations for the quarter and the year.”

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“While it’s not pleasant to absorb the short term impact from these initiatives, I’m confident there will be no ongoing effects. We expect that both Diagnostic Imaging Group and NYRP will meet their projections in 2016 and that RadNet will benefit substantially from being on one information technology platform for each of billing and clinical operations,” concluded Dr. Berger.

Annual Report:

For full year 2015, the Company reported Revenue of $809.6 million, Adjusted EBITDA(1) of $121.7 million and Net Income of $7.7 million. Revenue increased $92.1 million (or 12.8%) and Adjusted EBITDA(1) decreased $4.8 million (or 3.8%). Net Income for 2015 was $0.17 per diluted share, compared to Net Income of $0.03 per diluted share in 2014 (based upon a weighted average number of diluted shares outstanding of 45.2 million and 43.1 million in 2015 and 2014, respectively).

Affecting Net Income in 2015 were certain non-cash expenses and non-recurring items including: $7.6 million of non-cash employee stock compensation expense resulting from the vesting of certain options and restricted stock; $1.1 million legal settlement related to an unusual medical malpractice case; $745,000 of severance paid in connection with headcount reductions related to cost savings initiatives; $866,000 loss on the disposal of certain capital equipment; $5.4 gain on the sale of imaging centers; and $5.4 million of amortization and write off of deferred financing fees and discount on issuance of debt related to our existing credit facilities and refinancing transaction.

For the year ended December 31, 2015, as compared to 2014, MRI volume increased 12.8%, CT volume increased 13.0% and PET/CT volume increased 6.9%. Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 12.8% for the twelve months of 2015 over 2014.

Actual 2015 Results vs. 2015 Guidance:

The following compares the Company’s actual 2015 performance with previously announced revised guidance levels.

	Revised Guidance Range	Actual Results
Guidance Revenue (a)	$825 million - $850 million	$845.7 million
Adjusted EBITDA(1)	$125 million - $130 million	$121.7 million
Capital Expenditures (b)	$45 million - $50 million	$49.4 million
Cash Interest Expense	$35 million - $38 million	$36.0 million
Free Cash Flow Generation (c)	$37 million - $45 million	$36.3 million

(a)	Service Fee Revenue, net of contractual allowances plus Revenue under capitation arrangements. This excludes the provision for bad debts.

(b)	Net of proceeds from the sale of equipment, imaging centers and joint venture interests.

(c)	Defined by the Company as Adjusted EBITDA(1) less total capital expenditures and cash paid for interest.

2016 Fiscal Year Guidance

For its 2016 fiscal year, RadNet announces its guidance ranges as follows:

Total Net Revenue (a)	$870 million - $910 million
Adjusted EBITDA(1)	$130 million - $140 million
Capital Expenditures (b)	$45 million - $50 million
Cash Interest Expense	$37 million - $40 million

(a)	Note the change from prior years. This metric is now after the subtraction of bad debt.
(b)	Net of proceeds from the sale of equipment, imaging centers and joint venture interests.
(c)	Defined by the Company as Adjusted EBITDA(1) less total capital expenditures and cash paid for interest.

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Dr. Berger commented, “As reflected in our guidance, we are optimistic about 2016. First, 2016 is the first year since 2006 that we will avoid a negative reimbursement impact from Medicare. This gives us the year to focus on improving our business in the absence of external pressures on pricing. Second, we will experience the full-year contributions of the New York Radiology Partners and Diagnostic Imaging Group acquisitions, completed in April and October of last year, respectively. Lastly, in the fourth quarter of 2015, we commenced a number of initiatives focused on increasing Revenue and lowering costs that should amount to $7-10 million of contribution during 2016. With respect to Revenues, we are in the midst negotiating for increased capitation rates from several of our newer contracts which began in late 2014. These contracts negatively impacted our profitability in 2015 because of expenses we incurred related to unanticipated utilization and capacity issues. Additionally, we are renegotiating certain commercial payer contracts in several of our east coast markets, which we also anticipate will result in material increases to our Revenue in those regions. Furthermore, additional Revenue is expected in 2016 from our steady adoption of 3D breast imaging. Medicare is already reimbursing for these services and private health plans and patients are more willing to incur additional cost to have these more advanced procedures.”

Dr. Berger continued, “With respect to costs, we are working on a number of initiatives to lower our operating expenses. These include projects to lower costs related to telecommunications and connectivity, equipment service (most notably on our routine imaging), savings from medical supply vendors and employee health plan efficiencies. While I’m certain that these revenue and enhancements and cost savings are available to the company, the key for our management team is to execute these initiatives as quickly as possible so that more of their benefits can be realized during 2016.”

Conference Call for Today

Dr. Howard Berger, President and Chief Executive Officer, and Mark Stolper, Executive Vice President and Chief Financial Officer, will host a conference call today, at 10:30 a.m. Eastern Time. During the call, management will discuss the Company's 2015 fourth quarter and year-end results.

Conference Call Details:

Date: Monday, March 14, 2016

Time: 10:30 a.m. ET

Dial In-Number: 888-397-5352

International Dial-In Number: 719-325-2354

There will also be simultaneous and archived webcasts available at http://public.viavid.com/index.php?id=118525 or http://www.radnet.com under the “Investors” menu section and “News Releases” sub-menu of the website. An archived replay of the call will also be available and can be accessed by dialing 877-870-5176 from the U.S., or 858-384-5517 for international callers, and using the passcode 6436412.

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Regulation G: GAAP and Non-GAAP Financial Information

This release contains certain financial information not reported in accordance with GAAP. The Company uses both GAAP and non-GAAP metrics to measure its financial results. The Company believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance. The Company believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company's financial condition against other quarters. Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables which follow.

About RadNet, Inc.

RadNet, Inc. is the leading national provider of freestanding, fixed-site diagnostic imaging services in the United States based on the number of locations and annual imaging revenue. RadNet has a network of 300 owned and/or operated outpatient imaging centers. RadNet's core markets include California, Maryland, Delaware, New Jersey, New York and Rhode Island. Together with affiliated radiologists, and inclusive of full-time and per diem employees and technicians, RadNet has a total of approximately 7,300 employees. For more information, visit http://www.radnet.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning successfully integrating the Company’s acquired operations, successfully achieving 2016 financial guidance, achieving cost savings, successfully developing and integrating its information technology operations as well as new lines of business, continuing to grow its business by generating patient referrals and contracts with radiology practices and receiving third-party reimbursement for diagnostic imaging services are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause the Company's actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect RadNet's business and its financial results are detailed in its most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speak only as of the date they are made. RadNet undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACTS:

RadNet, Inc.

Mark Stolper, 310-445-2800

Executive Vice President and Chief Financial Officer

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RADNET, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	As of December 31,
	2015	2014

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$446	$307
Accounts receivable, net	162,843	148,235
Current portion of deferred tax assets	22,279	17,246
Due from affiliates	4,815	1,561
Prepaid expenses and other current assets	40,139	24,671
Total current assets	230,522	192,020
PROPERTY AND EQUIPMENT, NET	256,722	223,127
OTHER ASSETS
Goodwill	239,408	200,304
Other intangible assets	45,253	47,624
Deferred financing costs, net of current portion	3,696	6,122
Investment in joint ventures	33,584	32,123
Deferred tax assets, net of current portion	24,685	35,334
Deposits and other	4,565	4,026
Total assets	$838,435	$740,680

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable, accrued expenses and other	$113,813	$97,816
Due to affiliates	6,564	6,289
Deferred revenue	1,598	1,964
Current portion of notes payable	23,076	19,468
Current portion of deferred rent	2,563	2,100
Current portion of obligations under capital leases	10,038	5,637
Total current liabilities	157,652	133,274
LONG-TERM LIABILITIES
Deferred rent, net of current portion	26,865	20,965
Line of credit	–	15,300
Notes payable, net of current portion	601,229	551,059
Obligations under capital lease, net of current portion	6,385	6,143
Other non-current liabilities	9,843	6,241
Total liabilities	801,974	732,982
EQUITY
RadNet, Inc. stockholders' equity:
Common stock - $.0001 par value, 200,000,000 shares authorized; 46,281,189 and 42,825,676 shares issued and outstanding at December 31, 2015 and 2014, respectively	4	4
Paid-in-capital	197,297	177,750
Accumulated other comprehensive loss	(153)	(112)
Accumulated deficit	(164,571)	(172,280)
Total RadNet, Inc.'s stockholders' equity	32,577	5,362
Noncontrolling interests	3,884	2,336
Total equity	36,461	7,698
Total liabilities and equity	$838,435	$740,680

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RADNET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	Years Ended December 31,
	2015	2014	2013
NET REVENUE
Service fee revenue, net of contractual allowances and discounts	$746,756	$670,136	$665,307
Provision for bad debts	(36,033)	(29,807)	(27,911)
Net service fee revenue	710,723	640,329	637,396
Revenue under capitation arrangements	98,905	77,240	65,590
Total net revenue	809,628	717,569	702,986
OPERATING EXPENSES
Cost of operations, excluding depreciation and amortization	708,289	602,652	598,655
Depreciation and amortization	60,611	59,258	58,890
Loss on sale and disposal of equipment	866	1,113	1,032
Severance costs	745	1,241	806
Total operating expenses	770,511	664,264	659,383
INCOME FROM OPERATIONS	39,117	53,305	43,603
OTHER INCOME AND EXPENSES
Interest expense	41,684	42,727	45,791
Meaningful use incentive	(3,270)	(2,034)	–
Equity in earnings of joint ventures	(8,927)	(6,970)	(6,194)
Gain on sale of imaging centers	(5,434)	–	(2,108)
Loss on early extinguishment of senior notes	–	15,927	–
Other expenses	419	3	228
Total other expenses	24,472	49,653	37,717
INCOME BEFORE INCOME TAXES	14,645	3,652	5,886
Provision for income taxes	(6,007)	(1,967)	(3,510)
NET INCOME	8,638	1,685	2,376
Net income attributable to noncontrolling interests	929	309	256
NET INCOME ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$7,709	$1,376	$2,120

BASIC NET INCOME PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.18	$0.03	$0.05

DILUTED NET INCOME PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.17	$0.03	$0.05

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	43,805,794	41,070,077	39,140,480
Diluted	45,171,372	43,149,196	39,814,535

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RADNET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

	Years Ended December 31,
	2015	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$8,638	$1,685	$2,376
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	60,611	59,258	58,890
Provision for bad debts	36,033	29,807	27,911
Equity in earnings of joint ventures	(8,927)	(6,970)	(6,194)
Distributions from joint ventures	7,731	7,358	7,204
Amortization and write off of deferred financing costs and loan discount	5,369	5,732	4,565
Loss on sale and disposal of equipment	866	1,113	1,032
Loss on early extinguishment of senior notes	–	15,927	–
Gain on sale of imaging centers	(5,434)	–	(2,108)
Stock-based compensation	7,647	2,500	2,574
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in purchase transactions:
Accounts receivable	(34,514)	(43,973)	(31,531)
Other current assets	(14,198)	(5,514)	(2,243)
Other assets	(3,813)	(281)	260
Deferred taxes	4,036	655	2,907
Deferred rent	7,011	2,180	3,871
Deferred revenue	(366)	620	71
Accounts payable , accrued expenses and other	(3,653)	(9,093)	(3,163)
Net cash provided by operating activities	67,037	61,004	66,422
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of imaging facilities	(90,792)	(9,428)	(7,223)
Purchase of property and equipment	(42,964)	(41,740)	(48,623)
Proceeds from sale of equipment	1,282	1,088	635
Proceeds from sale of imaging facilities	35,500	–	3,920
Proceeds from sale of joint venture interests	–	–	2,640
Proceeds from sale of internal use software	443	–	–
Equity contributions in existing and purchase of interest in joint ventures	(265)	(3,562)	(2,009)
Net cash used in investing activities	(96,796)	(53,642)	(50,660)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes and leases payable	(9,773)	(23,913)	(9,764)
Proceeds from borrowings	74,400	210,000	35,122
Payments on senior notes	(23,727)	(211,344)	–
Deferred financing costs	(531)	(6,650)	(432)
Net (payments) proceeds on revolving credit facility	(15,300)	15,300	(33,000)
Dividends paid to noncontrolling interests	(729)	(148)	(18)
Proceeds from the sale of non-controlling interests	5,005	–	–
Purchase of non-controlling interests	–	(196)	–
Proceeds from issuance of common stock upon exercise of options/warrants	594	1,546	469
Net cash provided by (used in) financing activities	29,939	(15,405)	(7,623)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(41)	(62)	(89)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	139	(8,105)	8,050
CASH AND CASH EQUIVALENTS, beginning of period	307	8,412	362
CASH AND CASH EQUIVALENTS, end of period	$446	$307	$8,412

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$36,028	$41,584	$41,841
Cash paid during the period for income taxes	$1,781	$1,070	$1,142

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT SHARE DATA)

(unaudited)

	Three Months Ended
	December 31,
	2015	2014
NET REVENUE
Service fee revenue, net of contractual allowances and discounts	$200,419	$171,600
Provision for bad debts	(10,738)	(7,862)
Net service fee revenue	189,681	163,738
Revenue under capitation arrangements	26,025	21,814
Total net revenue	215,706	185,552
OPERATING EXPENSES
Cost of operations, excluding depreciation and amortization	187,941	156,814
Depreciation and amortization	16,775	14,065
Loss on sale and disposal of equipment	92	(468)
Severance costs	448	265
Total operating expenses	205,256	170,676
INCOME FROM OPERATIONS	10,450	14,876
OTHER INCOME AND EXPENSES
Interest expense	10,719	10,224
Meaningful use incentive	–	(272)
Equity in earnings of joint ventures	(2,626)	(2,248)
Gain on sale of imaging centers	(611)	–
Other expenses	1	(1)
Total other expenses	7,483	7,703
INCOME (LOSS) BEFORE INCOME TAXES	2,967	7,173
(Provision for) benefit from income taxes	(1,707)	(2,878)
NET INCOME (LOSS)	1,260	4,295
Net income attributable to noncontrolling interests	379	90
NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$881	$4,205

BASIC NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.02	$0.10

DILUTED NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.02	$0.10

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	45,454,300	41,783,412
Diluted	46,544,645	44,181,838

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RADNET, INC.

RECONCILIATION OF GAAP NET INCOME ATTRIBUTABLE TO RADNET, INC. COMMON SHAREHOLDERS TO ADJUSTED EBITDA(1)

(IN THOUSANDS)

	Three Months Ended
	December 31,
	2015	2014

Net Income Attributable to RadNet, Inc. Common Stockholders	$881	$4,205
Plus Provision for Income Taxes	1,707	2,878
Plus Other Expenses	1	(1)
Plus Loss (Gain) on Sale of Imaging Centers	(611)	–
Plus Interest Expense	10,719	10,224
Plus Severance Costs	448	265
Plus Loss on Sale of Equipment	92	(468)
Plus Depreciation and Amortization	16,775	14,065
Plus Legal Settlements	1,425	401
Plus Non Cash Employee Stock Compensation	1,171	431
Adjusted EBITDA(1)	$32,608	$32,000

	Fiscal Year Ended
	December 31,
	2015	2014

Net Income Attributable to RadNet, Inc. Common Stockholders	$7,709	$1,376
Plus Provision for Income Taxes	6,007	1,967
Plus Other Expenses	419	3
Plus Loss on Early Extinguishment of Senior Notes	–	15,927
Plus Loss (Gain) on Sale of Imaging Centers	(5,434)	–
Plus Interest Expense	41,684	42,727
Plus Severance Costs	745	1,241
Plus Loss on Sale of Equipment	866	1,113
Plus Depreciation and Amortization	60,611	59,258
Plus Legal Settlements	1,425	401
Plus Non Cash Employee Stock Compensation	7,647	2,500
Adjusted EBITDA(1)	$121,679	$126,513

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PAYOR CLASS BREAKDOWN**

Fourth Quarter
2015
Commercial Insurance	55.3%
Medicare	19.5%
Capitation	11.5%
Workers Compensation/Personal Injury	3.8%
Medicaid	2.5%
Other	7.4%
Total	100.0%

**Capitation percentage has been calculated based upon its proportion of Revenue Under Capitation Arrangements in the period to Service Fee Revenue, Net of Contractual Allowances and Discounts plus Revenue Under Capitation Arrangements. After deducting the capitation percentage from 100%, all other payor class percentages are based upon a proportion to global payments received from consolidated imaging centers from that periods dates of services and excludes payments from hospital contracts, Breastlink, imaging center management fees, eRAD, Imaging on Call and other miscellaneous revenue.

RADNET PAYMENTS BY MODALITY *

	Fourth Quarter	Full Year	Full Year	Full Year	Full Year
	2015	2015	2014	2013	2012

MRI	34.4%	35.3%	36.1%	36.3%	35.5%
CT	15.4%	15.7%	15.3%	15.5%	16.0%
PET/CT	4.8%	5.1%	5.7%	5.6%	5.9%
X-ray	9.0%	9.6%	10.2%	10.5%	10.3%
Ultrasound	12.1%	11.5%	11.1%	11.0%	10.9%
Mammography	17.8%	16.4%	16.5%	15.7%	16.0%
Nuclear Medicine	1.2%	1.3%	1.4%	1.5%	1.5%
Other	5.4%	5.1%	3.7%	3.9%	4.0%
	100.0%	100.0%	100.0%	100.0%	100.0%

Note

* Based upon global payments received from consolidated Imaging Centers from that year's dates of service.

Excludes payments from hospital contracts, Breastlink, Imaging on Call, eRAD, Center Management Fees and other miscellaneous operating activities.

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Footnotes

(1) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and excludes losses or gains on the disposal of equipment, other income or loss, loss on debt extinguishments, bargain purchase gains and non-cash equity compensation. Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts allocations of earnings to non-controlling interests in subsidiaries, and is adjusted for non-cash and extraordinary events which took place during the period.

Adjusted EBITDA is reconciled to its nearest comparable GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance, and is a measure of leverage capacity and ability to service debt. Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(2) As noted above, the Company defines Free Cash Flow as Adjusted EBITDA less total Capital Expenditures (whether completed with cash or financed) and Cash Interest paid. Free Cash Flow is a non-GAAP financial measure. The Company uses Free Cash Flow because the Company believes it provides useful information for investors and management because it measures our capacity to generate cash from our operating activities. Free Cash Flow does not represent total cash flow since it does not include the cash flows generated by or used in financing activities. In addition, our definition of Free Cash Flow may differ from definitions used by other companies.

Free Cash Flow should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

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